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Exhibit (11.0) Statement Re: Computation of Basic Earnings Per Share and Diluted
               Earnings per Share

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
                                       Three Months Ended March 31,
                                       ----------------------------
                                              1999            1998
                                              ----            ----

Numerator:
     Net Income                         $  566,000     $  270,000

Denominator:
     Basic weighted- average shares      3,302,000      3,224,000
     Effect of Stock Options               242,000        142,000
                                      -----------    ------------
                                         3,544,000      3,366,000
                                      -----------    ------------
Basic Earnings per Share                $     0.17     $     0.08
                                      -----------    ------------
                                      -----------    ------------
Diluted Earnings Per Share              $     0.16     $     0.08
                                      -----------    ------------
                                      -----------    ------------
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